January 2, 2007

PracticeXpert, Inc.
21515 Vanowen Street, #250
Canoga Park, California 91303

To Whom It May Concern:

Effective immediately I hereby resign as a member of the Board of Directors of PracticeXpert, Inc. (the “Company”).

Additionally, effective as of 5:30 EST on January 4, 2007, I hereby resign as the President and Chief Executive Officer of the Company.

Although I enjoyed working with the various individuals associated with the Company, I regret that we were unable to obtain the necessary working capital to implement fully the business plan.

Sincerely,

/s/ Hank Cohn

Hank Cohn